                        As Filed with the Securities and
                     Exchange Commission on April 27, 1999

                                                        Exhibit Index on page 10


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           VORNADO OPERATING COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   22-3569068
                      (I.R.S. Employer Identification No.)

             PARK 80 WEST, PLAZA II, SADDLE BROOK, NEW JERSEY 07663
                    (Address of Principal Executive Offices)


              1998 OMNIBUS STOCK PLAN OF VORNADO OPERATING COMPANY
                            (Full Title of the Plan)

                                  JOSEPH MACNOW
              EXECUTIVE VICE PRESIDENT -- FINANCE AND ADMINISTRATION
                            VORNADO OPERATING COMPANY
                             PARK 80 WEST, PLAZA II
                         SADDLE BROOK, NEW JERSEY 07663
                     (Name and Address of Agent For Service)

                                 (201) 587-1000
           Telephone Number, Including Area Code, of Agent for Service

                                    COPY TO:
                                 ALAN SINSHEIMER
                               SULLIVAN & CROMWELL
                                125 BROAD STREET
                            NEW YORK, NEW YORK 10004
                            TELEPHONE: (212) 558-4000
                            FACSIMILE: (212) 558-3588

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                        Proposed       Proposed
    Title Of                             Maximum        Maximum
   Securities              Amount       Offering       Aggregate      Amount of
     To Be                  To Be       Price Per      Offering     Registration
   Registered            Registered     Share (1)      Price (1)        Fee
--------------------------------------------------------------------------------
Common Stock, par       1,000,000 (2)     $5.54       $5,540,000       $1,541
value $.01 per share
================================================================================

(1) Calculated (solely for purposes of determining the registration fee) at the exercise price of the stock options granted to date under the registrant's 1998 Omnibus Stock Plan, pursuant to the third sentence of Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act").

(2) This Registration Statement shall also cover any shares of the registrant's Common Stock, par value $.01 per share ("Common Stock"), which become issuable under the registrant's 1998 Omnibus Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of Common Stock.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.

      Omitted pursuant to the instructions and provisions of Form S-8.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

      Omitted pursuant to the instructions and provisions of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following information filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), is hereby incorporated by reference into this Registration Statement:

      (a) the Company's Annual Report on Form 10-K (File No. 001-14525) for the year ended December 31, 1998;

      (b) the Company's Current Reports on Form 8-K (File No. 001-14525), as filed with the Commission on January 15, March 23 and March 31, 1999; and

      (c) the Company's Registration Statement on Form 8-A (File No. 001-14525) with respect to the Common Stock, to the extent that such Registration Statement incorporates by reference the description of the Common Stock that appears under the captions "Description of Capital Stock--Authorized Capital Stock," "--Common Stock" and "--Certain Charter and By-laws Provisions" contained in the Company's Prospectus, dated October 14, 1998, which was filed as part of the Company's

Registration Statement on Form S-11 (Registration No. 333-40701) with respect to the Company's Common Stock.

      In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

      Inapplicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the Delaware General Corporation Law (the "DGCL") makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of the Company under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Company's restated certificate of incorporation (the "Charter") and By-laws provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation or enterprise. The Charter and By-laws of the Company relieve its directors from monetary damages for breach of such directors' fiduciary duty as directors to the fullest extent permitted by the DGCL. Consequently, a director or officer will not be personally liable to the Company or its stockholders for monetary damages for any breach of his or her fiduciary duty as a director except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law,
(iv) for willful or negligent violation of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemption and dividends, or (v) for any transactions from which the director derived an improper personal benefit. Depending upon the character of the proceeding, under Delaware law, the Company may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. To the extent that a present or former director or officer of the Company has been successful in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the Company will be obligated to indemnify him or her against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

      The directors and officers of the Company are insured under policies of insurance maintained by the Company, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such officers or directors. In addition, Vornado Realty L.P., a Delaware limited partnership of which Vornado Realty Trust, a Maryland real estate investment trust, is the general partner, has entered into indemnification agreements with all of the Company's directors and officers providing, subject to the terms therein, that Vornado Realty L.P. will indemnify such individuals to the full extent authorized or permitted by law for damages suffered by reason of the fact that any such individual is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation or enterprise.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Inapplicable.

ITEM 8. EXHIBITS.

      The following exhibits are filed as part of this Registration Statement:

      4.1 Specimen stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-11, Registration No. 333-40701).

      4.2 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-11, Registration No. 333-40701).

      4.3 By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-11, Registration No. 333- 40701).

      4.4   1998 Omnibus Stock Plan of Vornado Operating Company.

      5     Opinion of Sullivan & Cromwell.

      23.1 Consent of Sullivan & Cromwell (included in its opinion filed as Exhibit 5).

      23.2  Consent of Deloitte & Touche LLP.

      24    Power of attorney (included on page 9).

ITEM 9. UNDERTAKINGS.

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                        (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

            In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saddle Brook, State of New Jersey, on this 27th day of April, 1999.

                                    VORNADO OPERATING COMPANY



                                    By: /s/ Irwin Goldberg
                                        ----------------------------------------
                                            Irwin Goldberg
                                            Vice President -- Chief Financial
                                            Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven Roth, Michael D. Fascitelli, Joseph Macnow and Irwin Goldberg, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capabilities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


      Signature                       Title                           Date
      ---------                       -----                           ----

/s/ Steven Roth              Chairman of the Board of Directors   April 27, 1999
--------------------------   (Principal Executive Officer)
    Steven Roth

/s/ Michael D. Fascitelli    President and Director               April 27, 1999
--------------------------
    Michael D. Fascitelli

/s/ Irwin Goldberg           Vice President-- Chief Financial     April 27, 1999
--------------------------   Officer (Principal Financial and
    Irwin Goldberg           Accounting Officer)

/s/ Douglas H. Dittrick      Director                             April 27, 1999
--------------------------
    Douglas H. Dittrick

/s/ Martin N. Rosen          Director                             April 27, 1999
--------------------------
    Martin N. Rosen

/s/ Richard West             Director                             April 27, 1999
--------------------------
    Richard West

/s/ Russell B. Wight, Jr.    Director                             April 27, 1999
--------------------------
    Russell B. Wight, Jr.

                                  EXHIBIT INDEX

Exhibit
Number      Description of Exhibit
------      ----------------------

4.1 Specimen stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-11, Registration No. 333- 40701).

4.2 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-11, Registration No. 333-40701).

4.3 By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-11, Registration No. 333- 40701).

4.4         1998 Omnibus Stock Plan of Vornado Operating Company.

5           Opinion of Sullivan & Cromwell.

23.1 Consent of Sullivan & Cromwell (included in its opinion filed as Exhibit 5).

23.2        Consent of Deloitte & Touche LLP.

24          Power of attorney (included on page 9).